Exhibit 1.1

                        FORM OF UNDERWRITING AGREEMENT

                              $------------------


                     J.P. MORGAN ACCEPTANCE CORPORATION I

 Home Equity Loan Asset-Backed Certificates, Series 199_-__ Classes _________

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                           _____________, 19__

J.P. Morgan Securities Inc.
[Co-Manager]
[As Representatives/1/ of the
  Several Underwriters Listed
  in Schedule I
c/o J.P. Morgan Securities Inc.]
60 Wall Street
New York, New York  10260-0060

Ladies and Gentlemen:

     J.P. Morgan Acceptance Corporation I, a Delaware corporation (the "Depositor"), proposes to sell to ______________________________________________ (the "Underwriters"), [for whom you are acting as representatives (the "Representatives"),] $____________ principal amount of Home Equity Loan Asset-Backed Certificates, Series 199_-___, Classes __________ (the " Certificates"). The Certificates will represent beneficial interests in, among other things, a pool of mortgage loans described in the Prospectus referred to below (the "Mortgage Loans") and certain moneys received under the Mortgage Loans after __________, 19__ (the "Cutoff Date"). The Certificates will be issued pursuant to the provisions of a Pooling and Servicing Agreement to be dated as of ______________, 19__ (the "Pooling and Servicing Agreement") between the Depositor, __________________, as master

---------------

/1/ If JPMSI is the sole representative, global change "Representatives" for "Representative". If JPMSI is sole manager, global change "Underwriters" for "Underwriter" and "Representatives" for "Underwriter" and delete or change bracketed language throughout, as appropriate.

servicer (the "Master Servicer), ________________, as special servicer (the "Special Servicer") and
_______________________________________________, as Trustee (the "Trustee").

     The Depositor has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Certificates. The registration statement as amended at the time when it became effective, or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement". The Depositor also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Certificates. The related prospectus covering the Certificates in the form first used to confirm sales of the Certificates is hereinafter referred to as the "Basic Prospectus", and the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Certificates in the form first used to confirm sales of the Certificates is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be, and any reference to "amend" "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

     When used in this Agreement, "Basic Documents" shall mean the Pooling and Servicing Agreement, the Certificates, the loan sale agreement dated as of __________, 199_ (the "Loan Sale Agreement") between the Depositor and [Morgan Guaranty Trust Company of New York ("MGT")] and any other contract, agreement or instrument which is or is to be entered into by the Depositor on the Closing Date or otherwise in connection with any of the foregoing or this Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus.

     The Depositor hereby agrees with the Underwriters as follows:

     1. Purchase and Sale. The Depositor agrees to sell the Certificates to the [several] Underwriters as hereinafter provided, and [each] [the] Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase[, severally and not jointly,] from the Depositor the [respective principal amount of] Certificates [set forth opposite such Underwriter's name in Schedule I hereto] at a price per Class equal to ______% of their principal amount plus accrued interest, if any, on the principal amount thereof at the applicable Pass-Through Rate set fort on Schedule I hereto from ______________, 19__ to the date of payment and delivery.

     2. Offering. The Depositor understands that the Underwriters intend[s]
(i) to make a public offering of [their respective portions of] the Certificates as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer the Certificates upon the terms set forth in the Prospectus.

     3. Delivery and Payment. Payment for the Certificates shall be made by wire transfer in immediately available funds to the account specified by the Depositor to the Representatives no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), at 10:00 A.M., New York City time on ________, 19__, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Depositor may agree upon in writing. The time and date of such payment are referred to herein as the "Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

     Payment for the Certificates shall be made against delivery to the nominee of the Depository Trust Company for the account of the Representatives [for the respective accounts of the several Underwriters] of one or more global notes (the "Global Note") representing the Certificates, with any transfer taxes payable in connection with the transfer to the Underwriters of the Certificates duly paid by the Depositor. The Global Note will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

     4. Representations and Warranties. The Depositor represents and warrants to each Underwriter that:

          (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to [any] [the] Underwriter furnished to the Depositor in writing by [such] [the] Underwriter [through the Representatives] expressly for use therein;

          (b) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Depositor, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to [any] [the] Underwriter furnished to the Depositor in writing by [such] [the] Underwriter [through the Representatives] expressly for use therein;

          (c) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (d) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

          (e) this Agreement has been duly authorized, executed and delivered by the Depositor;

          (f) the Certificates have been duly and validly authorized and, when such Certificates are duly and validly executed and authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement; each of the Basic Documents has been duly authorized and, when executed and delivered by the Depositor and, in the case of the Basic Documents, the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and the Certificates and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

          (g) the Depositor is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Certificates and the performance by the Depositor of all of the provisions of its obligations under the Certificates, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Depositor or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Certificates or the consummation by the Depositor of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Certificates by the Underwriters;

          (h) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened against or affecting the Depositor or its properties or, to which the Depositor is or may be a party or to which the Depositor or any property of the Depositor is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, (iv) that could materially and adversely affect the Depositor's performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Certificates or the marketability of the Certificates; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

          (i) the computer tape with respect to the Mortgage Loans to be deposited in the Trust Fund created as of the Cutoff Date and made available to the Underwriters by the Depositor was complete and accurate in all material respects as of the date hereof; the Depositor has good and marketable title to the Mortgage Loans free and clear of all liens, encumbrances and defects, except such as are described or referred to in the Prospectus, and by assignment and delivery of each of the Mortgage Loans to the Trustee as of the Closing Date, the Depositor will transfer title in the Mortgage Loans to the Trust Fund, subject to no prior lien, mortgage, security interest, pledge, adverse claim, change or encumbrance;

          (j) the representations and warranties of the Depositor contained in the Basic Documents are true and correct in all material respects; and

          (k) [Ernst & Young LLP] are independent public accountants with respect to the Depositor within the meanings of the Securities Act.

     5. Covenants and Agreements. The Depositor covenants and agrees with [each of] the [several] Underwriters as follows:

          (a) to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act, and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

          (b) to deliver, at the expense of the Depositor, to the Representatives, /2/ signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits but including the documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to [each of] the Underwriters as many copies of the Prospectus

---------------

/2/ One for each Representative and one for Underwriters' counsel.

     (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representatives may reasonably request;

          (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object[s];

          (d) to advise the Representatives promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representatives with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Depositor of any notification with respect to any suspension of the qualification of the Certificates for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending and such qualification of the Certificates, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

          (e) if, during such period of time after the first date of the public offering of the Certificates as in the opinion of counsel for the Underwriters a prospectus relating to the Certificates is required by law to be delivered in connection with sales by [an] [the] Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Depositor, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Depositor) to which Certificates may have been sold by the Representatives [on behalf of the Underwriters] and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f) to endeavor to qualify the Certificates for offer and sale under the Certificates or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Certificates; provided that the Depositor shall not be required to file a general consent to service of process in any jurisdiction;

          (g) to make generally available to the holders of the Certificates and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust Fund occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

          (h) so long as the Certificates are outstanding, to furnish to the Representatives (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's servicing reports furnished to the Trustee pursuant to the Pooling and Servicing Agreement by first class mail as soon as practicable after such statements and reports are furnished to the Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) copies of all reports or other communications (financial or other) furnished to holders of the Certificates, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (iv) from time to time such other information concerning the Trust Fund or the Depositor as the Representatives may reasonably request;

          (i) to the extent, if any, that the ratings provided with respect to the Certificates by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Depositor, the Depositor shall use its best efforts to furnish such documents and take any other such action; and

          (j) to use the net proceeds received by the Depositor from the sale of the Certificates pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds".

     6. Conditions to the Obligations of the Underwriters. The [several] obligations of the Underwriters hereunder are subject to the performance by the Depositor of its obligations hereunder and to the following additional conditions:

          (a) if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representatives;

          (b) the representations and warranties of the Depositor contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Depositor and the Servicers in the Pooling and Servicing Agreement will be true and correct on the Closing Date; and the Depositor shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

          (c) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Representatives to the effect set forth in subsections (a) and (b) of this Section;

          (d) Brown & Wood, counsel for the Depositor, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:/3/

               (i) the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

               (ii) the Depositor has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of New York, which the Depositor has advised such counsel in writing is the only jurisdiction in which it owns or leases properties, or conducts any material business, so as to require such qualification;

               [(iii) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Depositor or any of its properties, or to which the Depositor is or may be a party or to which any property of the Depositor is or may be the subject (i) that are required to be disclosed in the Registration Statement or the Prospectus, (ii) asserting the invalidity of this Agreement or of any of the Basic Documents, (iii)

---------------

/3/ The bracketed sections are from the JPMSI form of UA but were not included in the B&W opinion in the C2 UA. Can B&W give these going forward? Let's discuss.

          seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iv) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Certificates, (v) that could materially and adversely affect the Seller's obligations under this Agreement or any of the Basic Documents or (vi) which, if determined adversely to the Depositor, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Depositor taken as a whole or that would reasonably be expected to materially adversely affect the interests of the holders of the Certificates;]

               (iv) such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or required to be filed as an exhibit to the Registration Statement that are not described or filed as required;

               (v) this Agreement has been duly authorized, executed and delivered by the Depositor;

               (vi) the Certificates have been duly and validly authorized and, when such Certificates are duly and validly executed and authenticated by the Trustee and delivered in accordance with the Pooling and Servicing Agreement and delivered and paid for pursuant to this Agreement will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement;

               (vii) each of the Basic Documents has been duly authorized, executed and delivered by the Depositor and constitutes a valid and binding obligation of the Depositor enforceable against the Depositor in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

               (viii) [the Depositor is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Depositor is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Depositor taken as a whole or to the holders of the Certificates;] the issue and sale of the Certificates and the execution, delivery and performance by the Depositor of the Certificates, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation, or the By-Laws of the Depositor or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor, or any of its properties;

               (ix) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Certificates or the consummation of the other transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Certificates by the Underwriter;

               (x) the statements in the Prospectus under "Description of the Pooling and Servicing Agreement" and "Description of Certificates" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings; the statements in the Registration Statement and the Prospectus under the headings "Certain Federal Income Tax Consequences, "State Tax Considerations", "ERISA Considerations", ["Certain Legal Aspects of the Mortgage Loans and the Leases"] and "Legal Investment", to the extent they constitute descriptions of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

               (xi) such counsel is of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than any accounting, statistical or financial data included therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act; and such counsel believes that (other than the accounting, statistical or financial data included therein, as to which such counsel need express no belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               [(xii) the documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Depositor prior to the Closing Date (other than any accounting, statistical or financial data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;]

               (xiii) the Registration Statement has become effective under the Securities Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or threatened by the commissioner.

               (xiv) the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust Fund is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended; and

               (xv) assuming compliance with all of the provisions of the Pooling and Servicing Agreement, under existing law, (a) the Trust Fund will be treated as ____ separate "real estate mortgage investment conduits" (each a "REMIC") as defined by Section 860D of the Internal Revenue Code of 1986 (the "Code"), (b) the Class ___ Certificates will represent beneficial interests in regular interests in the REMIC ____ as the term "regular interest" is defined in the Code, and (c) the Class R- __ Certificates will be treated as the sole class of "residual interests" in each REMIC, as the term "residual interest" is defined in the Code. However, continuation of the status of the Trust Fund as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.

          (e) on the date hereof and also on the Closing Date, [Ernst & Young LLP] shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

          (f) the Representatives shall have received on and as of the Closing Date an opinion of Brown & Wood, counsel to the Underwriters, with respect to the validity of the Pooling and Servicing Agreement and the Certificates, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (g) [Insert A & K's opinion, Trustee's counsel opinion, Master Servicer's counsel opinion, Special Servicer's counsel opinion, MGT's counsel opinion, MGT closing certificate, Master Servicer, Primary Servicer and Special Servicer closing certificates, all from C2 underwriting agreement.]

          (h) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

          (i) the Representative shall have received copies of letters from [Standard & Poor's Rating Services and Fitch Investors Service, L.P.] (the "Rating Agencies") stating that the Certificates shall have been rated as set forth on Schedule I hereto by the Rating Agencies; and

          (j) on or prior to the Closing Date the Depositor shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

     7. Indemnification and Contribution. (a) The Depositor [and J.P. Morgan Securities Holdings Inc. ("JPMSH")]/4/ agree[s] to [jointly and severally] indemnify and hold harmless [each] [the] Underwriter and each person, if any, who controls [any] [the] Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Depositor shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to [any] [the] Underwriter furnished to the Depositor in writing by [such] [the] Underwriter [through the Representatives] expressly for use therein;

          (b) [Each] [the] Underwriter agrees [, severally and not jointly,] to indemnify and hold harmless the Depositor, its directors, its officers who sign the Registration Statement [, JPMSH ]/5/ and each person who controls the Depositor within the meaning of

---------------

/4/ If there are co-managers, insert bracketed language.

/5/ Insert bracketed language for JPMSH only to the extent inserted in previous paragraph.

     Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Depositor [and JPMSH] to [each] [the] Underwriter, but only with reference to information relating to [such] [the] Underwriter furnished to the Depositor in writing by [such] [the] Underwriter [through the Representatives] expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Subsections (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Depositor, its directors, its officers who sign the Registration Statement[, JPMSH]/6/ and such control persons of the Depositor shall be designated in writing by the Depositor. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding

---------------

/6/ Insert bracketed language only to the extent inserted in previous paragraph.

     effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          (d) If the indemnification provided for in subsections (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Depositor and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Certificates. The relative fault of the Depositor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Depositor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall [an] [the] Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. [The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Certificates set forth opposite their names in
Schedule I hereto, and not joint.]

     The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (e) The indemnity and contribution agreements contained in this
     Section 7 and the representations and warranties of the Depositor set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of [any] [the] Underwriter or any person controlling [any] [the] Underwriter or by or on behalf of the Depositor, its officers or directors or any other person controlling the Depositor and (iii) acceptance of and payment for any of the Certificates.

     8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Depositor, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

     9. Effectiveness of Agreement[; Default of Underwriters]. This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

     [If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Certificates set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Certificates that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Certificates without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Certificates which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Certificates to be purchased on such date, and arrangements satisfactory to the Representatives and the Depositor for the purchase of such Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Depositor. In any such case either you or the Depositor shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.]

     10. Payment of Expenses. (a) JPMSI will pay all costs and expenses of the Depositor in connection with the transactions herein contemplated, including, but not limited to: (i) the costs and expenses of the Depositor in connection with the purchase of the Mortgage Collateral; (ii) the fees and disbursements of counsel to the Depositor; (iii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iv) the fees, costs and expenses of the Trustee and its counsel; (v) all accounting fees and disbursements; (vi) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or Blue Sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any Legal Investment Survey, including reasonable fees and disbursements of counsel in connection therewith; (viii) the costs and expenses in connection with printing (or otherwise reproducing ) and delivering the Registration Statement and Prospectus and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus and this Agreement as the Underwriters may reasonably request; and (ix) the fees of the rating agency or agencies requested to rate the Certificates. Except as provided in the following paragraph (b), each Underwriter shall be responsible for paying all costs and expenses incurred by it in connection with its purchase and sale of Certificates including, but not limited to, the fees and disbursements of its counsel.

          (b) If this Agreement shall be terminated by the Underwriters[, or any of them,] because of any failure or refusal on the part of the Depositor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Depositor shall be unable to perform its obligations under this Agreement or any condition of the [Underwriters'] [Underwriter's] obligations cannot be fulfilled, J.P. Morgan Securities Inc. agrees to reimburse the Underwriters [or such Underwriters as have so terminated this Agreement with respect to themselves, severally,] for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by [such] [the] Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Successors. This Agreement shall inure to the benefit of and be binding upon the Depositor, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     12. [Actions by Representative;] Notices. [Any action by the Underwriters hereunder may be taken by [the Representatives jointly or by/7/] J.P. Morgan Securities Inc. [alone/8/] on behalf of the Underwriters, and any such action taken by [the Representatives jointly or by/9/] J.P. Morgan Securities Inc. [alone/10/] shall be binding upon the Underwriters.] All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to [the Representatives c/o] J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10060-0060 (Facsimile No.: (212) 648-5909); Attention: Syndicate Desk. Notices to the Depositor shall be given to it at J.P. Morgan Commercial Mortgage Finance Corp, 60 Wall Street, New York, New York 10260-0060, (Facsimile No.: (212) 648-5138); Attention: Michael A. Jungman, President.

     13. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

---------------

/7/Delete if JPMS is the sole representative.

/8/Delete if JPMS is the sole representative.

/9/Delete if JPMS is the sole representative.

/10/Delete if JPMS is the sole representative.

     If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                          Very truly yours,

                                          J.P. MORGAN ACCEPTANCE CORPORATION I


                                          By:_________________________________
                                                 Name:
                                                 Title:

                                          [J.P. MORGAN SECURITIES
                                          HOLDINGS INC.


                                          By:_________________________________
                                                 Name:
                                                 Title:                      ]

Accepted: __________, 199_

J.P. Morgan Securities Inc.
[Co-Manager/11/]

[Acting severally on behalf
 of themselves/12/ and the
 several Underwriters listed
 in Schedule I hereto.]

[By: J.P. Morgan Securities Inc./13/]
[Acting on behalf of itself and the
several Underwriters listed in

Schedule I hereto.]

By:___________________________
         Title:

---------------

/11/Delete if JPMSI is sole Representative.

/12/Delete if JPMSI is sole Representative and change "themselves" to "itself".

/13/Delete if JPMSI is sole Representative and change "themselves" to "itself".

                                  SCHEDULE I
                                  ----------

                          [INSERT FORM OF SCHEDULE I

                        FROM C2 UNDERWRITING AGREEMENT]

                              PRINCIPAL AMOUNT OF
                         CERTIFICATES TO BE PURCHASED
                         ----------------------------

Underwriter
-----------

J.P. Morgan Securities Inc..............
[Co-Manager]............................

         Total..........................